EMPLOYEE SOLUTIONS, INC.

                                  EXHIBIT 10.18
                             TO REPORT ON FORM 10-K

                               SEVERANCE AGREEMENT

         This Severance Agreement (the "Agreement") is made this 31st day of July, 1997 by and between EMPLOYEE SOLUTIONS, INC., an Arizona corporation (the "Company"), and JOHN V. PRINCE ("Employee").

         In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.  TERMINATION.   Employee's   employment  with  the  Company  may  be
terminated with or without cause by either party at any time.

         2. DEFINITION OF CAUSE; EFFECT OF TERMINATION FOR CAUSE. In the event of a termination for cause, the Company shall be obligated to pay the Employee only the base salary due him through the date of termination. Cause shall include willful and persistent failure to abide by instructions or policies from or set by the Board of Directors, willful and persistent failure to attend to material duties or obligations imposed under this Agreement, or commission of a felony or serious misdemeanor offense or pleading guilty or NOLO CONTENDERE to same.

         3. EFFECT OF TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The Company may terminate Employee's employment by the Company at any time, without cause, by giving 30 days written notice to the Employee. If the Company terminates under Section 3, it shall pay to Employee an amount equal to 12 months base salary, payable monthly, less applicable withholdings; and shall continue coverage of Employee and Employee's dependents under its medical plans an other benefit arrangements for 12 months or until Employee secures other employment (unless continuation of coverage under such plans is unfeasible, in which event the Company will provide substantially similar benefits). If Employee resigns for Good Reason (as defined in Section 4.c below), Employee shall be entitled to the same severance benefits as described in the preceding sentence; provided, however, that Employee shall be entitled to the severance benefits set forth in
Section 4.e if Employee resigns for Good Reason within 12 months after a Change in Control (as defined in Section 4.b below).

         4. CHANGE IN CONTROL.

               a. SEVERANCE BENEFITS. If Employee's employment with the Company terminates within 12 months after a Change in Control (as defined in Section 4.b below), Employee shall be entitled to the severance benefits provided in Section 4.e, unless such termination is for cause and defined in Section 2 above or is due to Employee's death, disability or resignation without Good Reason (as defined below).

               b. "CHANGE IN CONTROL" shall be deemed to have occurred if (i) any "person" (as such term is used in Paragraphs 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's; stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

               c. "GOOD REASON" shall mean, for purposes of the Agreement, (i) without Employee's express written consent, a reduction of Employee's compensation or the assignment to Employee of duties inconsistent with Employee's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or demotion or a change in titles or offices as in effect immediately prior to a Change in Control (except in connection with termination of Employee's employment in compliance with Section 2 or upon death or disability); (ii) a material breach by the Company of any of its obligations hereunder which (if curable) is not cured by the Company within twenty (20) days after written notice thereof; or (iii) without Employee's express written consent, relocation of the site of Employee's duties to a location outside the Phoenix, Arizona metropolitan area, or a requirement that Employee average more than 10 business days outside of the Phoenix, Arizona metropolitan area per month.

               d. "VOTING SECURITIES" shall mean any securities of the Company which vote generally in the election of the directors.

               e. AMOUNT OF BENEFIT. If Employee is entitled to severance benefits under Section 4.a, the amount of such benefit shall equal (i) a lump-sum payment equal to 24 months base pay; (ii) a continuation of medical coverage and other benefits in the manner contemplated in Section 3 above for 24 months; and (iii) such other benefits to which the Employee is entitled under the Company's benefits plans and policies as in effect immediately prior to the Change in Control with respect to terminated Employees.

         5. NOTICES. All notices, demands and communications required by this Agreement shall be in writing and shall be deemed to have been given for all purposes when sent to the respective addresses set forth below, (i) upon personal delivery, (ii) one day after being sent, when sent by overnight courier service to and from locations within the continental United States, (iii) three days after posting when sent by registered, certified, or regular United States mail, with postage prepaid and return receipt requested, or (iv) on the date of transmission when sent by confirmed facsimile.

     If to the Company:  Employee Solutions, Inc.
                         6225 North 24th Street
                         Phoenix, Arizona  85016
                         Attn:  Marvin D. Brody
                         Chief Executive Officer

     If to Employee:     John V. Prince
                         5119 E. Aire Libre Avenue
                         Scottsdale, Arizona  85254

(Or when sent to such other address as any party shall specify by written notice so given.)

         6. ENTIRE AGREEMENT. This Agreement constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement shall be given no force or effect. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         7. INVALIDITY OF ANY PROVISION. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

         8. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona exclusive of the conflict of law provisions thereof. The parties agree that in the event of litigation, venue shall lie exclusively in Maricopa County, Arizona.

         9. HEADINGS; CONSTRUCTION. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party.

         10. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11. BINDING EFFECT ON MARITAL COMMUNITY. Employee represents and warrants to the Company that he has the power to bind his marital community (if any) to all terms and provisions of this Agreement by his execution hereof.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Severance Agreement and caused the same to be duly delivered on its behalf as of the date first above written.

                                    "COMPANY"

                                    EMPLOYEE SOLUTIONS, INC.
                                    an Arizona corporation


                                    By /s/ Marvin D. Brody
                                       -------------------------------------
                                    Marvin D. Brody, Chief Executive Officer



                                    "EMPLOYEE"


                                    /s/ John V. Prince
                                    ----------------------------------------
                                    John V. Prince